Exhibit 21

Medtronic plc and Subsidiaries
At April 25, 2025

Company	Jurisdiction of Formation
2074417 Alberta ULC	Canada
A&E Products de Honduras S.A.	Honduras
A&E Products do Brasil Ltda.	Brazil
A&E Products Group, Inc.	Delaware
Advanced Medical Technologies GmbH	Germany
Affera, Inc.	Delaware
AI Biomed Corp	California
Aircraft Medical Ltd.	United Kingdom
Airox	France
Arterial Vascular Engineering Canada, Company	Canada
Arterial Vascular Engineering UK Limited	United Kingdom
Auto Suture do Brasil Ltda.	Brazil
Avenu Medical, Inc.	Delaware
Batts LLC	Delaware
Batts, Inc.	Delaware
Between Investeringsgroep B.V.	Netherlands
Biostar Biomedikal Mühendislik Anonim Sirketi	Turkey
Bo Yao (Shanghai) Medical Device Co. Ltd.	China
CardioInsight Technologies Inc.	Delaware
Carlisle Philippines, Inc.	Philippines
Carmel Biosensors Ltd.	Israel
CCI Istanbul Teknolojik Hizmetler Limited Sirketi	Turkey
Changzhou Chuangzhihui Incubator Management Co., Ltd.	China
Changzhou Kangdi Medical Stapler Co., Ltd.	China
Changzhou Kanghui Medical Innovation Co., Ltd.	China
CircuLite, Inc.	Delaware
Comercial Medtronic Chile Limitada	Chile
Companion Medical, Inc.	Delaware
Covidien (China) Medical Devices Technology Co., Ltd.	China
Covidien (Shanghai) Management Consulting Co., Ltd.	China
Covidien Adhesives Italia Srl	Italy
Covidien AG	Switzerland
Covidien Argentina S.A.	Argentina
Covidien Canada Holdings LLC	Delaware
Covidien Caribbean, Inc.	Delaware
Covidien Delaware VI Corp.	Delaware
Covidien Eurasia LLC	Russia
Covidien France Holdings, Inc.	Connecticut
Covidien Group Holdings Limited	Bermuda

Covidien Group S.à.r.l.	Luxembourg
Covidien Healthcare International Trading (Shanghai) Co., Ltd.	China
Covidien Holding Inc.	Delaware
Covidien Holdings International Corporation	Delaware
Covidien Holdings S.à.r.l.	Luxembourg
Covidien International (US) Holdings A, LLC	Delaware
Covidien International Finance S.A.	Luxembourg
Covidien International S.à.r.l.	Luxembourg
Covidien Ireland Limited	Ireland
Covidien Israel Holdings Ltd	Israel
Covidien Israel Investments Ltd	Israel
Covidien Israel Surgical Research Ltd	Israel
Covidien Japan, Inc.	Japan
Covidien llc	Delaware
Covidien LP	Delaware
Covidien Manufacturing Grenoble	France
Covidien Medical Products (Shanghai) Manufacturing L.L.C.	China
Covidien Peru S.A.	Peru
Covidien Philippines, Inc.	Philippines
Covidien Private Limited	Singapore
Covidien Pty Limited	Australia
Covidien Sales LLC	Delaware
Covidien Swiss Holding GmbH	Switzerland
Covidien UK Holding Ltd	United Kingdom
Covidien Limited	Ireland
Covidien Uruguay S.A.	Uruguay
Covidien US Holdings, Inc.	Delaware
Covidien Ventures Ltd.	Bermuda
Davis & Geck Caribe Limited	Cayman Islands
Diabeter Nederland B.V.	Netherlands
Digital Surgery Limited	United Kingdom
Epix Therapeutics, Inc.	Delaware
Ev3, Inc.	Delaware
First Lafayette Holdings LLC	Delaware
Floreane Medical Implants	France
Fortimedix Assets II B.V.	Netherlands
Fortimedix Innovation B.V.	Netherlands
Fortimedix Surgical B.V.	Netherlands
Fortimedix USA, Inc.	California
GC Holdings, Inc.	Delaware
Georgia Packaging, LLC	Delaware
Given Imaging, Inc.	Delaware
Given Imaging B.V.	Netherlands
Given Imaging Ltd.	Israel
Given Imaging Vietnam Co., Ltd.	Vietnam
Graphic Controls (Barbados), Ltd.	Barbados

HBX, Inc.	Kentucky
HeartWare, Inc.	Delaware
HeartWare International LLC	Delaware
IHS Health Services Egypt LLC	Egypt
IHS Health Services Lebanon Sarl	Lebanon
IHS Health Services Pakistan (Private) Limited	Pakistan
IHS Saglik Hizmetleri Ltd STI	Turkey
India Medtronic Private Limited	India
Integrated Health Solutions Chile S.A.	Chile
Integrated Health Solutions International Sàrl	Switzerland
Intersect ENT, Inc.	Delaware
Invatec S.p.A.	Italy
Invatec Technology Center GmbH	Switzerland
Kangaroo US HoldCo, Inc.	Delaware
Kendall de Mexico, S.A. de C.V.	Mexico
Kendall de Venezuela, C.A.	Venezuela
Kendall S.A.	Panama
KLHC, Inc.	Delaware
Klue, Inc.	Delaware
Kyphon South Africa (Proprietary) Ltd.	South Africa
Life Design Systems, Inc.	Wisconsin
M-Smart Medical Technology (Shanghai) Co. Ltd.	China
Makani II Unlimited Company	Ireland
Mallinckrodt DAR Srl	Italy
Mallinckrodt Holdings, LLC	Delaware
Mallinckrodt Holdings B.V.	Netherlands
Mallinckrodt Medical Unlimited Company	Ireland
Mallinckrodt US LLC	Delaware
Marblehead Medical LLC	Minnesota
Mazor Robotics Ltd.	Israel
MDT Sub Holdings, Inc.	Delaware
MDT Turkey Finansal Danışmanlık Limited Şirketi	Turkey
Medical Education Y. K.	Japan
Medical Medtronic Nigeria Limited	Nigeria
Medicrea International	France
Medicrea USA, Corp	Delaware
Medina Medical, Inc.	Delaware
Medinse S. de R.L. de C.V.	Mexico
Medtronic – Sequoia (Cayman) Innovation Investment Management Partners, Ltd	Cayman Islands
Medtronic (Africa) (Proprietary) Limited	South Africa
Medtronic (Changzhou) Medical Devices Technology Co., Ltd.	China
Medtronic (Chengdu) Management Consulting Co., Ltd.	China
Medtronic (Schweiz) A.G. (Medtronic (Suisse) S.A.)	Switzerland
Medtronic (Shanghai) Ltd.	China
Medtronic (Shanghai) Management Co. Ltd.	China
Medtronic (Taiwan) Ltd.	Taiwan

Medtronic (Thailand) Limited	Thailand
Medtronic Ablation Frontiers LLC	Delaware
Medtronic Adriatic d.o.o.	Croatia
Medtronic Advanced Energy LLC	Delaware
Medtronic Advanced Energy Luxembourg S.à.r.l.	Luxembourg
Medtronic AF Luxembourg S.à r.l.	Luxembourg
Medtronic AG	Switzerland
Medtronic Aktiebolag	Sweden
Medtronic Arabia Regional Headquarter	Saudi Arabia
Medtronic Ardian Luxembourg S.à.r.l.	Luxembourg
Medtronic ATS Medical, Inc.	Minnesota
Medtronic Australasia Pty Ltd	Australia
Medtronic B.V.	Netherlands
Medtronic Bakken Research Center B.V.	Netherlands
Medtronic Bangladesh Pvt. Ltd.	Bangladesh
Medtronic Belgium S.A./N.V.	Belgium
Medtronic BioPharma B.V.	Netherlands
Medtronic BioPharma Sàrl	Switzerland
Medtronic Bulgaria EOOD	Bulgaria
Medtronic Canada ULC	Canada
Medtronic Care Management Services, LLC	Minnesota
Medtronic Cash Pool LLC	Massachusetts
Medtronic Changzhou Medical Device Co., Ltd.	China
Medtronic China Kanghui Holdings	Cayman Islands
Medtronic China Venture Fund (Cayman), L.P.	Cayman Islands
Medtronic China, LLC.	Minnesota
Medtronic Colombia S.A.	Colombia
Medtronic Comercial Ltda.	Brazil
Medtronic Comercial Panamá, S.A.	Panama
Medtronic CoreValve LLC	Delaware
Medtronic Costa Rica. S.A.	Costa Rica
Medtronic CryoCath LP	Canada
Medtronic CV Luxembourg S.à.r.l.	Luxembourg
Medtronic Czechia s.r.o.	Czech Republic
Medtronic Danmark A/S	Denmark
Medtronic Diabetes (Chengdu) Co., Ltd.	China
Medtronic do Brasil Ltda.	Brazil
Medtronic Dominican Republic S.A.S.	Dominican Republic
Medtronic Dominicana (Manufactura), S.A.	Dominican Republic
Medtronic Egypt LLC	Egypt
Medtronic Empalme S. de R.L. de C.V.	Mexico
Medtronic Engineering and Innovation Center Private Limited	India
Medtronic Europe Limited	Malta
Medtronic Europe Sàrl	Switzerland
Medtronic Fabrication	France
Medtronic Finance Holdings ULC	Cayman Islands

Medtronic Finance Hungary Kft.	Hungary
Medtronic Finland Oy	Finland
Medtronic France	France
Medtronic GmbH	Germany
Medtronic Global Investments Unlimited Company	Ireland
Medtronic Global Holdings S.C.A.	Luxembourg
Medtronic GP S.à r.l.	Luxembourg
Medtronic Group Holding, Inc.	Minnesota
Medtronic Hellas Medical Device Commercial Single Member S.A.	Greece
Medtronic Holding, Inc.	Minnesota
Medtronic Holding B.V.	Netherlands
Medtronic Holding Hungary Kft.	Hungary
Medtronic Holding Switzerland G.m.b.H.	Switzerland
Medtronic Holdings France	France
Medtronic Holdings S.à.r.l.	Luxembourg
Medtronic Hong Kong Medical Limited	Hong Kong
Medtronic Hungaria Kereskedelmi Kft	Hungary
Medtronic Ibérica S.A.	Spain
Medtronic Innovation Center (Israel) Ltd	Israel
Medtronic Integrated Health Solutions LLC	Minnesota
Medtronic International, Ltd.	Delaware
Medtronic International Holding LLC	Minnesota
Medtronic International Technology, Inc.	Minnesota
Medtronic International Trading, Inc.	Minnesota
Medtronic International Trading Holding LLC	Delaware
Medtronic International Trading Pte. Ltd.	Singapore
Medtronic International Trading Sàrl	Switzerland
Medtronic Interventional Vascular, Inc.	Massachusetts
Medtronic Invatec LLC	Delaware
Medtronic IP Holding International Luxembourg S.à.r.l.	Luxembourg
Medtronic Ireland Limited	Ireland
Medtronic Ireland Manufacturing Unlimited Company	Ireland
Medtronic Italia S.p.A.	Italy
Medtronic Japan Co., Ltd.	Japan
Medtronic Jolife LLC	Delaware
Medtronic Kazakhstan Limited Liability Partnership	Kazakhstan
Medtronic KL Holdings LLC	Minnesota
Medtronic Korea Holdings Ltd.	South Korea
Medtronic Korea Ltd.	South Korea
Medtronic Labs PBC	Delaware
Medtronic Latin America, Inc.	Minnesota
Medtronic Limited	United Kingdom
Medtronic LLC	Russia
Medtronic Logistics LLC	Minnesota
Medtronic Luxembourg Global Holdings S.à r.l.	Luxembourg
Medtronic Malaysia Operations Sdn. Bhd	Malaysia

Medtronic Malaysia Sdn. Bhd.	Malaysia
Medtronic M E Trading LLC	United Arab Emirates
Medtronic Medical CR S de RL	Costa Rica
Medtronic Medikal Teknoloji Ticaret Limited Sirketi	Turkey
Medtronic Mediterranean Offshore SAL	Lebanon
Medtronic META FZ-LLC	United Arab Emirates
Medtronic Mexico S. de R.L. de C.V.	Mexico
Medtronic MiniMed, Inc.	Delaware
Medtronic MiniMed India Private Limited	India
Medtronic Monitoring, Inc.	Delaware
Medtronic Navigation, Inc.	Delaware
Medtronic Navigation Israel Ltd.	Israel
Medtronic New Zealand Limited	New Zealand
Medtronic Norge AS	Norway
Medtronic Oesterreich G.m.b.H.	Austria
Medtronic Pacific Trading, Inc.	Minnesota
Medtronic Pakistan (Private) Limited	Pakistan
Medtronic Philippines, Inc.	Philippines
Medtronic Poland Sp. Z o.o.	Poland
Medtronic Poland Finance Sp.z.o.o.	Poland
Medtronic Portugal, Lda	Portugal
Medtronic PS Medical, Inc.	California
Medtronic Puerto Rico Operations Co.	Cayman Islands
Medtronic RCS Holding GmbH	Switzerland
Medtronic Romania SRL	Romania
Medtronic S. de R.L. de C.V.	Mexico
Medtronic S.A.I.C.	Argentina
Medtronic Saudi Arabia Company	Saudi Arabia
Medtronic Servicios S. de R.L. de C.V.	Mexico
Medtronic Sequoia (Cayman) Innovation Investment Management Partners, Ltd.	Cayman Islands
Medtronic Shared Services Americas S.A.S.	Colombia
Medtronic Shared Services SRL	Costa Rica
Medtronic Singapore Operations Pte. Ltd.	Singapore
Medtronic Slovakia s.r.o.	Slovakia
Medtronic Sofamor Danek Co., Ltd.	Japan
Medtronic Sofamor Danek Deggendorf GmbH	Germany
Medtronic Sofamor Danek USA, Inc.	Tennessee
Medtronic Sofamor Danek, Inc.	Indiana
Medtronic Srbija d.o.o. Beograd-Novi Beograd	Serbia
Medtronic Sweden Finance AB	Sweden
Medtronic Trading Ltd.	Israel
Medtronic Trading NL BV	Netherlands
Medtronic Ukraine Limited Liability Company	Ukraine
Medtronic ULN, LLC	Delaware
Medtronic USA, Inc.	Minnesota
Medtronic Vascular Galway Unlimited Company	Ireland

Medtronic Vascular, Inc.	Delaware
Medtronic Ventor Technologies Ltd.	Israel
Medtronic Vietnam Company Limited	Vietnam
Medtronic VT, LLC	Delaware
Medtronic World Trade Corporation	Minnesota
Medtronic Xomed, Inc.	Delaware
Medtronic Xomed LLC	Delaware
Medtronic, Inc.	Minnesota
Medtronic, trgovina z medicinsko tehnologijo in opremo d.o.o.	Slovenia
Michigan Critical Care Consultants, Inc.	Michigan
Micro Therapeutics, Inc.	Maryland
MiniMed Australia	Australia
MiniMed Canada ULC	Canada
MiniMed Denmark ApS	Denmark
MiniMed Distribution Corp.	Delaware
MiniMed France S.A.S.	France
MiniMed Hellas Single Member LLC	Greece
MiniMed Holding B.V.-	Netherlands
MiniMed Holdings Switzerland Sàrl	Switzerland
MiniMed International Trading Sàrl	Switzerland
MiniMed Italy S.R.L.	Italy
MiniMed Netherlands B.V.	Netherlands
MiniMed Norway AS	Norway
MiniMed Philippines, Inc.	Philippines
MiniMed Portugal, Unipessoal Lda.	Portugal
MiniMed Pty Ltd	Australia
MiniMed Puerto Rico Operations Company	Cayman Islands
MiniMed Spain S.L.	Spain
MiniMed Te Austria GmbH	Austria
MiniMed Technologies Ireland Limited	Ireland
MiniMed (UK) Limited-	United Kingdom
MMed Sweden AB	Sweden
MMJ, S.A. de C.V.	Mexico
MSCH LLC	Delaware
N.G.C. Medical Srl	Italy
NayaMed International Sàrl	Switzerland
N.O.K. Nederlandse Obesitas Kliniek B.V.	Netherlands
Nederelandse Obesitas Kliniek Zuid B.V.	Netherlands
Nederlandse Obesitas Kliniek West B.V.	Netherlands
Nederlandse Obesitas kliniek Zeeland B.V.	Netherlands
Nellcor Puritan Bennett Ireland Holdings Unlimited Company	Ireland
Nellcor Puritan Bennett Ireland Unlimited Company	Ireland
Nellcor Puritan Bennett LLC	Delaware
Nellcor Puritan Bennett Mexico, S.A. de C.V.	Mexico
New Wave Surgical, LLC	Delaware
NPB Belgium B.V.	Belgium

NPB Finland Oy	Finland
NPB Germany GmbH	Germany
NPB Japan Co., Ltd.	Japan
Nutrino Health Ltd	Israel
Obesitas International B.V.	Netherlands
Obesitas Nederland B.V.	Netherlands
Old Colony State Insurance Company	Vermont
Oridion Capnography, Inc.	California
Oridion Medical 1987 Ltd.	Israel
Oridion Systems Ltd.	Israel
Osteotech, Inc.	Delaware
Plastics Holding Corporation	Nevada
Polyken Technologies Europe, Inc.	Delaware
Polysuture Industria e Comercio Ltda.	Brazil
PT. Covidien Indonesia	Indonesia
PT Medtronic Indonesia	Indonesia
PTB International LLC	Delaware
Raychem Tecnologias, S. de R.L. de C.V.	Mexico
Retail Group de Mexico S.A. de C.V.	Mexico
RF Surgical Systems LLC	Minnesota
Sanatis GmbH	Germany
Sapheon LLC	California
Shanghai MedTech Service Co., Ltd.	China
Shanghai Medtronic Zhikang Medical Devices Co., Ltd.	China
Shanghai Mei Jing Mwi Zhong Venture Capital Partnership (Limited Partnership)	China
Shanghai Mei Zhong Private Fund Management Co., Ltd. China	China
Shanghai MyanCor Medical Ltd	China
Sherwood Medical Company I	Delaware
Singapore MyanCor Medical Pte. Ltd.	Singapore
Societe De Fabrication de Material Orthopedique En Abrege Sofamor	France
Sofradim Production	France
SonarMed Inc.	Delaware
SpinalGraft Technologies, LLC	Tennessee
Superdimension, Inc.	Delaware
Suzhou Medtronic Venture Capital Partnership Enterprise (L.P.)	China
Suzhou Medtronic-Sequoia Innovation Investment Management Co., Ltd.	China
Titan Spine, Inc.	Delaware
Tissue Science Laboratories Limited	United Kingdom
Twelve, Inc.	Delaware
U.S.S.C. Puerto Rico, Inc.	Cayman Islands
U.S.S.C. Puerto Rico (NY), Inc.	New York
United States Surgical Corporation	Delaware
USSC FSC, Inc.	Barbados
USSC Medical GmbH	Germany
Valera Holdings S.à.r.l.	Luxembourg
Valleylab Holding Corporation	Delaware

Vascular Medcure, Inc.	Delaware
Visionsense Corp.	Delaware
Visionsense Ltd.	Israel
Vitatron Holding B.V.	Netherlands
VNUS Medical Technologies II, Inc.	Delaware
Warsaw Orthopedic Inc.	Indiana
WEM Equipamentos Electronicos Ltda.	Brazil
World Heart Corporation	Delaware
Zephyr Technology LLC	Delaware
Zorginitiatieven B.V.	Netherlands